Exhibit 99.2
CT Communications, Inc.
Supplemental Information
Second Quarter 2006
ILEC

	2Q 2006	2Q 2005	% Change
Cap Ex as a % of Revenue	13.1%	17.0%
Business Access Lines	28,404	28,560	(0.5%)
Residential Access Lines	80,952	83,207	(2.7%)
Gross Adds	3,089	2,805	10.1%
Disconnects	3,604	3,859	(6.6%)
Net Adds (Losses)	(515)	(1,054)	51.1%
Monthly Churn Rate	1.1%	1.1%
Long Distance Penetration	79.0%	75.8%
DSL Penetration of ILEC Lines	18.3%	12.9%
Wireless

	2Q 2006	2Q 2005%	Change
Cap Ex as a % of Revenue	5.1%	4.2%
Gross Adds	2,646	2,940	(10.0%)
Disconnects	1,859	2,308	(19.5%)
Net Adds / (Losses)	787	632	24.5%
Monthly Churn Rate	1.3%	1.7%
Subscriber ARPU	$41.31	$42.04	(1.7%)
Cell Sites	90	82	9.8%
CLEC

	2Q 2006	2Q 2005%	Change
Cap Ex as a % of Revenue	9.3%	9.3%
T-1/PRI Facility Based Lines	20,996	17,676	18.8%
B-1/R-1 Facility Based Lines	7,459	8,003	(6.8%)
Resale and UNE-P Lines	5,917	5,965	(0.8%)
Gross Adds	1,942	1,114	74.3%
Disconnects	960	1,331	(27.9%)
Net Adds (Losses)	982	(217)	552.5%
Monthly Churn Rate	0.9%	1.4%
CLEC LD Lines	21,055	20,708	1.7%
Out of Area LD Only Lines	2,550	4,031	(36.7%)
LD Penetration of CLEC Lines	61.3%	65.4%

Greenfield

	2Q 2006	2Q 2005	% Change
Cap Ex as a % of Revenue	52.4%	68.2%
Business Lines	5,262	4,578	14.9%
Residential Lines	10,633	9,286	14.5%
Gross Adds	1,549	1,371	13.0%
Disconnects	978	958	2.1%
Net Adds / (Losses)	571	413	38.3%
Monthly Churn Rate	2.1%	2.3%
Greenfield LD Lines	9,633	7,631	26.2%
LD Penetration of Grfld. Lines	60.6%	55.0%
DSL Penetration of Grfld. Lines	18.2%	13.3%
Internet & Data

	2Q 2006	2Q 2005	% Change
Cap Ex as a % of Revenue	8.9%	5.8%
DSL Gross Adds	2,373	1,790	32.6%
DSL Disconnects	1,176	979	20.1%
DSL Net Adds (Losses)	1,197	811	47.6%
Dial-Up Gross Adds	264	390	(32.3%)
Dial-Up Disconnects	701	1,110	(36.8%)
Dial-Up Net Adds (Losses)	(437)	(720)	39.3%
High Speed Gross Adds	89	66	34.8%
High Speed Disconnects	51	51	0.0%
High Speed Net Adds (Losses)	38	15	153.3%

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